Exhibit 32.1

CERTIFICATIONS

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K/A of Viper Powersports Inc., a Nevada corporation for the Year ended December 31, 2012, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)	the Annual Report on Form 10-K/A of Viper Powersports Inc. for the Year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Annual Report on Form 10-K/A for the year ended December 31, 2012 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc.

Date: December 6, 2013

/s/: John R. Silseth
John R. Silseth
Chief Executive Officer and President

Date: December 6, 2013

/s/: John R. Silseth
John R. Silseth
Chief Financial Officer